UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Marathon Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders and Proxy Statement

2007

Wednesday, April 25, 2007

10:00 A.M. Central Time

Conference Center Auditorium

Marathon Oil Tower

5555 San Felipe Road

Houston, Texas 77056

Please vote promptly either by:

•     telephone,

•     the Internet, or

•     marking, signing and returning your proxy or voting instruction card.

Marathon Oil Corporation 5555 San Felipe Road Houston, TX 77056	Clarence P. Cazalot, Jr. President and Chief Executive Officer

March [   ], 2007

Dear Marathon Stockholder,

On behalf of your board of directors and management, you are cordially invited to attend our 2007 annual meeting of stockholders to be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas, on Wednesday, April 25, 2007 at 10:00 a.m. Central Time.

If your shares are held of record with National City Bank, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card, or alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in “street name”), enclosed is a voting instruction card, which you should use to vote those shares. You also have the option of voting by mail, or through the use of the telephone or Internet.

You will find information regarding the matters to be voted on at the meeting in the enclosed proxy statement. Our 2006 Annual Report to stockholders is also enclosed with these materials.

Your vote is important. We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

Table of Contents

Notice of Annual Meeting of Stockholders
Proxy Statement
Questions and Answers
The Board of Directors and Governance Matters
Compensation of Directors
Proposals of the Board
Proposal No. 1
Election of Directors
Nominees for Director
Continuing Directors
Proposal No. 2
Ratification of Independent Auditor for 2007
Proposal No. 3
Approval of 2007 Incentive Compensation Plan
Proposal No. 4
Amend our Restated Certificate of Incorporation and By-laws to Eliminate the Supermajority Vote Provision
Proposal No. 5
Amend our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock
Audit Committee Report
Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Section 16(a) Beneficial Ownership Reporting Compliance
Compensation Committee Report
Compensation Discussion and Analysis
Executive Compensation Tables and Other Information
Potential Payments upon Termination or Change in Control
Certain Relationships and Related Person Transactions

APPENDIX I – 2007 Incentive Compensation Plan

APPENDIX II – Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

Notice of Annual Meeting of Stockholders

on April 25, 2007

We will hold our 2007 annual meeting of stockholders in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 on Wednesday, April 25, 2007 at 10:00 a.m. Central Time, in order to:

•      elect five directors;

•      ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for 2007;

•      approve the 2007 Incentive Compensation Plan;

•      consider a proposal of the Board to amend our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision by stockholders;

•      consider a proposal of the Board to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock; and

•      transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of Marathon Oil Corporation common stock at the close of business on February 26, 2007. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

We have enclosed a copy of the Company’s 2006 Annual Report to stockholders with this notice and proxy statement.

By order of the Board of Directors,

William F. Schwind, Jr.
Secretary

Dated: March [   ], 2007

Marathon Oil Corporation

5555 San Felipe Road

Houston, TX 77056

Proxy Statement

We have sent you this proxy statement because the Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are Thomas J. Usher, Clarence P. Cazalot, Jr. and Janet F. Clark. They will vote your shares as you instruct.

We will hold the meeting on April 25, 2007 in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 2006 Annual Report on or about March [  ], 2007.

Questions and Answers

•            Who may vote?

You may vote if you were a holder of Marathon Oil Corporation (“Marathon” or the “Company”) common stock at the close of business on February 26, 2007, which is the record date of the meeting. Each share of common stock is entitled to one vote.

•            What may I vote on?

You may vote on:

•         the election of five nominees to serve as directors;

•         the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2007;

•         the approval of our 2007 Incentive Compensation Plan;

•         a proposal to amend our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision by stockholders; and

•         a proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

•            How does the Board recommend I vote?

The Board recommends that you vote:

•         FOR each of the nominees for director;

•         FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent auditor for 2007;

•         FOR the approval of the 2007 Incentive Compensation Plan;

•         FOR the proposal to amend our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision by stockholders; and

•         FOR the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

•            How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card, and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares in accordance with the Board’s recommendation on each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on the books of our transfer agent), you may also vote in person by attending the meeting.

•           May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•         voting again by telephone or over the Internet;

•         sending us a proxy card dated later than your last vote;

•         notifying the Secretary of Marathon in writing; or

•         voting at the meeting.

•            How many outstanding shares are there?

At the close of business on February 26, 2007, which is the record date for the meeting, there were  [        ]  shares of Marathon common stock outstanding.

•            How big a vote do the proposals need in order to be approved?

Directors are elected by a majority of the votes cast. For a director to be elected, this means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions will not be taken into account in director elections. Each of the proposed amendments to the Restated Certificate of Incorporation will be approved if it receives the vote of a majority of the shares of common stock outstanding and entitled to vote. Each of the other proposals will be approved if it receives a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

•            What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors, the ratification of the independent auditor, and the proposals of the Board to amend our Restated Certificate of Incorporation are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non- routine matters such as the proposal to approve the 2007 Incentive Compensation Plan, unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

•            What constitutes a quorum?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

•            Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators and the inspector of elections are required to execute confidentiality agreements.

•            How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our corporate Secretary on or after December 28, 2006 and no later than January 28, 2007, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

•            When must stockholder proposals be submitted for the 2008 annual meeting?

Stockholder proposals submitted for inclusion in our 2008 proxy statement must be received in writing by our corporate Secretary no later than the close of business on [                  ]. Stockholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after [                  ] and no later than [                  ] and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

The Board of Directors and Governance Matters

Under our by-laws and the laws of Delaware, Marathon’s state of incorporation, the business and affairs of Marathon are managed under the direction of the Board of Directors. The Board met ten times in 2006. Their attendance averaged approximately 96 percent for the aggregate of the total number of Board and committee meetings held in 2006. Under our Corporate Governance Principles, directors are expected to attend the annual meeting of stockholders, and in 2006 all of our directors attended the meeting. Mr. Snow did not attend because he was not elected to the Board until September 27, 2006.

With respect to a lead or presiding director, the chairman of the Board presides at all meetings of stockholders and of the Board of Directors. In circumstances where the outside directors meet without the chairman or in circumstances where the chairman is unavailable, the chairman of the Corporate Governance and Nominating Committee presides at any such meeting, unless the Board determines that another director should lead the discussion due to the particular subject matter being discussed.

Our Corporate Governance Principles also require non-management directors of the Company to meet at regularly scheduled executive sessions. To comply with this directive, an offer of an executive session is extended to non-management directors at each regularly scheduled Board meeting. These sessions serve as an efficient check on management. In 2006, non-management directors of the Company held seven executive sessions.

The Board has four principal committees, all the members of which are independent, non-employee directors. These committees are described on this and the following pages. The table below shows the current committee memberships of each director and the number of meetings that each corresponding committee held in 2006.

Board Committee Memberships

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Committee on Financial Policy
Charles F. Bolden, Jr.	X		X	X
David A. Daberko	X		X	X*
William L. Davis	X	X		X
Shirley Ann Jackson	X*	X	X
Philip Lader		X	X	X
Charles R. Lee	X		X	X
Dennis H. Reilley	X	X	X*
Seth E. Schofield		X	X	X
John W. Snow		X	X	X
Douglas C. Yearley	X	X*		X
Number of Meetings in 2006 of Corresponding Committee	5	4	4	4

* Chair

Board and Committee Independence

The principal committee structure of the Board includes audit, compensation, corporate governance and nominating, and financial policy. These committees are comprised entirely of independent directors.

In determining independence, the Board affirmatively determines whether directors have no material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm’s length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. In addition, the Board uses the following categorical standards to determine director independence: (1) not being a present or former employee, or having an immediate family member as an executive officer, of the Company within the past three years; (2) not personally receiving, or having an immediate family member receive, any direct compensation from the Company in excess of $100,000 during any twelve-month period within the last three years, other than compensation for board or committee service, pension or other forms of deferred compensation for prior service, or compensation paid to an immediate family member who is a non-executive employee of the Company; (3) with respect to the Company’s external auditor, (a) not being engaged, or having an immediate family member engaged, as a current partner by the Company’s external auditor, (b) not being a current employee of the Company’s external auditor, (c) not having an immediate family member who is a current employee of the Company’s external auditor and who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice, or (d) not being engaged or employed or having an immediate family member engaged or employed, within the past three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time; (4) not being employed, or having an immediate family member employed, within the past three years as an executive officer of another company where now or at any time during the past three years any of the Company’s present executive officers serve or served on the other company’s compensation committee; (5) not being a current employee, or having an immediate family member who is a current executive officer, of a company that makes or made payments to, or receives or received payments from, the Company for property or services in an amount which, in any of the three preceding fiscal years, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues; and (6) not being an executive officer of a tax-exempt organization of which the Company has within the three preceding fiscal years made any contributions to that organization in any single fiscal year that exceeded the greater of $1 million, or 2% of the tax-exempt organization’s consolidated gross revenues.

Audit Committee

The Audit Committee has a written charter adopted by the Board, which is available on the Company’s website at http://www.marathon.com/Audit_Committee_Charter/. The charter requires the committee to reassess and report to the Board on the adequacy of the charter on an annual basis, which the committee did in 2006. All the members of the Audit Committee are independent (as independence is defined in Exchange Act Rule 10A-3, as well as the general independence requirements of NYSE Rule 303A.02).

This committee is, among other things, responsible for:

•      appointing, replacing, compensating and overseeing the work of the independent auditor;

•      reviewing the fees proposed by the independent auditor for the coming year and approving in advance all audit, audit-related, tax and permissible non-audit services to be performed by the independent auditor;

•      separately meeting with the independent auditors, the internal auditors and management with respect to the status and results of their activities;

•      reviewing with the chief executive officer, the chief financial officer, and the general counsel the Company’s disclosure controls and procedures and management’s conclusions about the efficacy of such disclosure controls and procedures;

•      reviewing, approving and discussing with management and the independent auditors the annual and quarterly financial statements, the internal control reports to be included in the annual and quarterly reports, the annual report to stockholders, and the Form 10-K;

•      reviewing earnings press releases, as well as financial information and earnings guidance issued publicly or provided to analysts and rating agencies;

•      discussing with management guidelines and policies to govern the process by which risk assessment and management is undertaken by the Company; and

•      completing an annual performance evaluation of this committee.

The Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside legal, accounting or other consultants.

Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit Committee adopted the Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services. This policy is attached as Appendix I to this proxy statement and is also available on the Company’s website at http://www.marathon.com/Policy_PreAppAudit_Tax_NonAudit/. Among other things, this policy sets forth the procedure for the committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under the de minimus exception. Notwithstanding the de minimus exception, it is the intent of the committee that standard practice will be to pre-approve all permissible non-audit services. The committee delegated pre-approval authority of up to $500,000 to the Audit Committee Chair for unbudgeted items.

Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

The Audit Committee adopted guidelines for hiring of employees or former employees of the independent auditor. In summary, these guidelines provide that the Company shall not hire any employee or former employee of its independent auditor for a position in a financial reporting oversight role if such employee or former employee was the lead or concurring partner, or any other member of the audit engagement team who provides more than ten hours of audit, review or attest services during the one-year period preceding the date of the initiation of the audit. A complete set of these guidelines is available on the Company’s website at http://www.marathon.com/Guide_Hire_Employees_Indep_Auditor/.

Policy for Whistleblowing Procedures

The Audit Committee adopted and approved the Company’s Policy for Whistleblowing Procedures. This policy establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees to the Company of concerns regarding questionable accounting or auditing matters. The Policy for Whistleblowing Procedures is available on the Company’s website at http://www.marathon.com/Policy_Whistleblowing_Procedures/.

Compensation Committee

The Compensation Committee has a written charter adopted by the Board, which is available on the Company’s website at http://www.marathon.com/Charter_Comp_Committee/. The charter requires the committee to reassess and report to the Board on the adequacy of the charter on an annual basis, which the committee did in 2006.

The committee is, among other things, responsible for:

•      making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation;

•      reviewing and approving corporate goals and objectives relevant to the chief executive officer’s compensation, and determining and approving the chief executive officer’s compensation level based on the Board’s performance evaluation of the chief executive officer;

•      determining and approving the compensation of the other executive officers, and reviewing the succession plan relating to positions held by the other executive officers;

•      recommending to the Board and administering the incentive compensation plans and equity-based plans of the Company;

•      confirming the achievement of performance levels under the Company’s incentive compensation plans;

•      reviewing, recommending, and discussing with management the compensation discussion and analysis section included in the Company’s annual proxy statement; and

•      evaluating its performance on an annual basis.

The committee may delegate its responsibilities to a subcommittee comprised of one or more members of the committee.

The committee has hired Towers Perrin, a global professional services firm, to serve as its compensation consultant, and Towers Perrin reports directly to the committee. The consultant provides the committee with comparative data on executive compensation and expert advice on the design and implementation of the Company’s annual and long-term compensation programs.

The committee seeks input from the CEO on compensation decisions and performance appraisals for all other officers. However, all officer compensation matters are approved by the committee.

The committee meets at least four times a year and is given the opportunity to meet in executive session at each of its meetings. With input from the compensation consultant, the CEO, and the Vice President of Human Resources, the chairman of the committee approves the agendas for committee meetings. When possible, the committee previews and discusses significant compensation decisions at one meeting before giving formal approval at a subsequent meeting.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed solely of independent directors in accordance with the rules of the New York Stock Exchange. The committee’s primary purpose is to discharge the Board’s responsibility related to public policy matters, the development and implementation of a set of corporate governance principles, the identification of individuals qualified to become board members, and the review of the qualifications and make-up of the Board membership.

The committee is, among other things, responsible for:

•      reviewing and making recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of candidates for election as directors, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board;

•      considering and recruiting candidates to fill positions on the Board;

•      considering nominees recommended by stockholders for election as directors;

•      reviewing and making recommendations to the Board of each Board committee’s membership and committee chairpersons including, without limitation, a determination of whether one or more Audit Committee members qualifies as an “audit committee financial expert” in accordance with applicable law;

•      assessing and recommending overall corporate governance practices;

•      establishing the process and overseeing the evaluation of the Board;

•      reviewing public issues identified by management and the Company’s efforts in addressing these public issues through research, analysis, lobbying efforts and participation in business and government programs;

•      reviewing and approving codes of conduct applicable to directors, officers and employees;

•      reviewing the Company’s policy statement on stockholders’ rights plans and reporting any recommendations to the Board; and

•      evaluating its performance on an annual basis.

A current copy of the Corporate Governance and Nominating Committee’s Charter is available on the Company’s website at http://www.marathon.com/Charter_CorpGovNom_Committee/.

Director Identification and Selection

The process for director selection and director qualifications is set forth in Article III, Section (a) of the Company’s Corporate Governance Principles which are available on the Company’s website at http://www.marathon.com/Corporate_Governance_Principles/. In summary, the chairman of the Corporate Governance and Nominating Committee and the chief executive officer should work with a third party professional search firm to review director candidates and their credentials. At least one member of the committee, the chairman of the board, and the chief executive officer should meet with the director candidate. This screening process applies to nominating committee recommended nominees, as well as nominees recommended by the stockholders in accordance with the Company’s by-laws. The criteria for selecting new directors include their independence, as defined by applicable law, stock exchange listing standards and the categorical standards listed in the Company’s Corporate Governance Principles, their business or professional experience, their integrity and judgment, their record of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the needs of the Company from time to time. Directors should also be individuals of substantial accomplishment with demonstrated leadership capabilities, and they should represent all stockholders and not any special interest group or constituency. The committee’s charter also gives the committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Code of Ethics for Senior Financial Officers

The Corporate Governance and Nominating Committee approved and adopted a Code of Ethics for Senior Financial Officers which is available on the Company’s website at http://www.marathon.com/Code_Ethics_Sr_Finan_Off/. As required, this code applies to the Company’s principal executive officer, the principal financial officer, the principal accounting officer or controller, or persons performing similar functions, and mandates that these officers, among other things:

•      act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•      provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•      comply with applicable governmental laws, rules and regulations; and

•      promote the prompt internal reporting of violations of this Code of Ethics to the chair of the Audit Committee of the Board of Directors and to the appropriate person or persons identified in the Company’s Code of Business Conduct.

The code further provides that any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

Committee on Financial Policy

The Committee on Financial Policy provides oversight with respect to the appropriate capital structure and financial policies of Marathon. Its key responsibility in that role is to make recommendations to the Board concerning dividends. A copy of the current committee charter is available on the Company’s website at http://www.marathon.com/Charter_Comm_FinanPolicy/.

The committee is, among other things, responsible for:

•      approving financings by Marathon (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures;

•      authorizing loans to outside entities, guarantees by Marathon of the credit of others, and other uses of Marathon credit; and

•      evaluating its performance on an annual basis and developing criteria for the evaluation.

Corporate Governance Principles

The Board of Directors adopted the Company’s Corporate Governance Principles, which are available on the Company’s website at http://www.marathon.com/Corporate_Governance_Principles/. In summary, the Corporate Governance Principles address the general functioning of the Board, including its responsibilities, the Board size, director elections and limits on the number of Board memberships. These principles also address Board independence, committee composition, the lead director position, the process for director selection and director qualifications, the Board’s performance review, the Board’s planning and oversight functions, director compensation and director retirement and resignation.

Communications from Interested Parties

Interested parties, including security holders, may send communications to the Board through the Secretary of the Company. You may communicate with the Chair of our Audit, Compensation, Corporate Governance and Nominating, and Financial Policy Committees by sending an e-mail to auditchair@marathonoil.com, compchair@marathonoil.com, corpgovchair@marathonoil.com, or finpolicychair@marathonoil.com, respectively. You may communicate with our outside directors, individually or as a group, by sending an e-mail to non-managedirectors@marathonoil.com.

The Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include commercial solicitations and matters not relevant to security holders, to the functioning of the Board, or to the affairs of the Company.

Code of Business Conduct

The Company has approved and adopted a Code of Business Conduct, which is available on our website at http://www.marathon.com/Code_of_Business_Conduct/. The Code of Business Conduct applies to our directors, officers and employees.

Availability of Governance Documents

Stockholders may obtain a print copy of the Company’s corporate governance documents, including the Corporate Governance Principles, committee charters, and Code of Business Conduct, by contacting our Investor Relations’ office.

Compensation of Directors

In 2006, we paid our non-employee directors as follows:

Annual Retainer	$ 50,000
Annual Non-Retainer Common Stock Unit Award	$ 125,000
Committee Chair Retainer	$ 6,000
$ 12,250 for audit committee chair
Meeting Fee (for Board or committee meeting attendance)	$ 2,000

In addition to the $50,000 annual retainer, we also paid Mr. Usher, our chairman, a chairman’s fee of $250,000 in 2006. The chairman does not receive meeting fees for his attendance.

Non-employee directors, other than the chairman, also received an annual non-retainer common stock unit award in 2006 valued at $125,000. These awards are credited to an unfunded account based on the closing stock price on the grant date. When dividends are paid on Marathon’s common stock, directors receive dividend equivalents in the form of common stock units. The awards are payable in shares of common stock upon the director’s departure from the Board.

In 2004, the Board established stock ownership guidelines for non-employee directors of five times the annual retainer fee. Each director has until 2009 to achieve this ownership level, unless their appointment was after 2004, in which case they have five years from that appointment date to achieve this level.

Directors have the opportunity to defer 100 percent of their annual retainer into an unfunded account. This deferred account may be invested in certain phantom investment options offered under the plan, which mirror the investment options offered to employees under our Thrift Plan with the exception of the Marathon common stock fund. When a director leaves the Board, he or she receives cash either in a lump sum or in installments.

Under our matching gifts program, non-employee directors may receive matching contributions of up to a specified annual maximum for contributions made to certain tax-exempt educational institutions.

Proposals of the Board

The Board will present the following proposals at the meeting:

Proposal No. 1

Election of Directors

As approved by the stockholders at our annual meeting on April 26, 2006, Marathon’s Restated Certificate of Incorporation was amended to declassify our Board over a three year period. With respect to the election of directors, our Restated Certificate of Incorporation provides that at the 2007 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of stockholders. At the 2008 annual meeting of stockholders, the successors of the directors who terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of stockholders. And at each annual meeting of stockholders thereafter, the directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders. Accordingly, we have four nominees for director whose terms expire in 2007. In addition, Mr. John W. Snow is a nominee for director due to his recent appointment to the Board.

Our by-laws require the Board to fix the number of directors, and under our Corporate Governance Principles, the Board is charged with endeavoring to maintain between ten and fourteen members. The director nominees for election are for a one-year term expiring at the 2008 annual meeting. All directors have previously been elected by the stockholders, except for Mr. Snow, who became a member of the Board in September 2006. Of the twelve current directors, one is an officer of Marathon, eight have top executive experience with a wide variety of businesses, one has a distinguished career in academia, business and government, one has a distinguished career as an international business leader and diplomat, one has a distinguished career with the military and the National Aeronautics and Space Administration, and one served as Secretary of the Treasury. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

As explained earlier in the questions and answers section of this proxy statement, directors are elected by a majority of votes cast. For a director to be elected, this means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  Abstentions will not be taken into account in director elections. Under our by-laws, if an incumbent director who is nominated for re-election to the Board does not receive sufficient votes to be elected, the director is required to promptly tender his or her resignation to the Board.  Our Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. In the event of a vacancy, the Board may fill the position or decrease the size of the Board.

Nominees for Directors
Terms Expire 2008

Charles F. Bolden, Jr.	Director since 2003	Age 60
Chief Executive Officer of JackandPanther LLC, a privately-held military and aerospace consulting firm

Mr. Charles F. Bolden, Jr. received a Bachelor of Science degree from the U.S. Naval Academy, a Master of Science degree in systems management from the University of Southern California, and is a graduate of the U.S. Naval Test Pilot School at Patuxent River, Maryland. He has received Honorary Doctorates from several distinguished universities. He was a space shuttle pilot astronaut for the National Aeronautics and Space Administration (NASA) for 13 years, flying four space missions. From April 1992 to June 1993 Mr. Bolden served as Assistant Deputy Administrator for NASA. He was assigned Deputy Commanding General, 1MEF, Marine Forces, Pacific in 1997. Mr. Bolden served as Commanding General, 1 MEF (FWD) for Operation Desert Thunder in Kuwait from February to June 1998. In July 1998, he was promoted to Major General serving as the Commanding General of the Third Marine Aircraft Wing. Mr. Bolden retired from the United States Marine Corps on January 1, 2003 after serving 34 and a half years. He has been awarded a number of military and NASA decorations. Mr. Bolden was the President and Chief Operating Officer of American PureTex Water Corporation and PureTex Water Works from January to April 2003. He was Senior Vice President at TechTrans International, Inc. from April 2003 until January 1, 2005. Mr. Bolden is currently Chief Executive Officer of JackandPanther LLC, a privately-held military and aerospace consulting small business firm. He is a director of Bristow Group Inc., GenCorp Inc. and Palmetto GBA, a subsidiary of BlueCross BlueShield of South Carolina. Mr. Bolden is a trustee for the University of Southern California, and is also a director of the Military Child Education Coalition, the Family Literacy Foundation, and the Tailhook Education Foundation.

Charles R. Lee	Director since 1991	Age 66
Retired Chairman of the Board, Verizon Communications Inc.

Mr. Lee received his bachelor’s degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business Administration. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983, Mr. Lee joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and a director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in 1992. Mr. Lee served as Chairman of the Board and Co-CEO of Verizon Communications from June 30, 2000 through March 31, 2002. He served as non-executive Chairman of the Board from April 2002 to December 2003. He is a director of United States Steel Corporation, The Proctor & Gamble Company, United Technologies Corporation, DIRECTV Group, Inc., American Institutes for Research, and Project GRAD USA. Mr. Lee is a member of the Board of Overseers of Weill Cornell Medical College. He is a member of The Business Council. Mr. Lee is also a Trustee Emeritus and Presidential Councilor of Cornell University.

Dennis H. Reilley	Director since 2002	Age 53
Chairman, Praxair, Inc.

Mr. Reilley graduated from Oklahoma State University with a BS in finance in 1975. He began working at Conoco, Inc. in 1975 as a pipeline engineer and in 1979 was promoted to Executive Assistant to the Chairman. Mr. Reilley held many key positions at E. I. Du Pont de Nemours & Company which purchased Conoco in 1981. He held senior management positions in DuPont’s Chemicals and Specialties business including Vice President and General Manager of Special Chemicals. In May 1999 he was appointed Executive Vice President and Chief Operating Officer of DuPont with responsibility for pigments and chemicals, specialty polymers, nylon and polyester. Mr. Reilley became Chairman, President and Chief Executive Officer of Praxair, Inc. in 2000. From March 1, 2006 through December 2006, he held the positions of Chairman and Chief Executive Officer and is currently the Chairman. Mr. Reilley is a director of H. J. Heinz Co. and the Conservation Fund. Mr. Reilley is former Chairman of the American Chemistry Council.

Nominees for Directors (continued)
Terms Expire 2008

John W. Snow	Director since September 2006	Age 67
Chairman, Cerberus Capital Management LP and Former Secretary of the Treasury

Mr. Snow graduated from the University of Toledo in 1962 with a BA degree. He also holds a master’s degree from Johns Hopkins University and a doctorate in economics from the University of Virginia. Mr. Snow graduated with a law degree from George Washington University in 1967. He joined Cerberus Capital Management LP as Chairman in October 2006.  Mr. Snow was sworn into office as Secretary of the Treasury in February 2003, where he served until leaving office in June 2006. Prior to becoming Secretary of the Treasury, he was Chairman and Chief Executive Officer of CSX Corporation. He also held several high-ranking positions in the Department of Transportation during the Ford Administration. Mr. Snow is a director of Verizon Communications, Inc. He is a former co-chairman of the Conference Board’s Blue-Ribbon Commission on Public Trust and Private Enterprise. He also served as co-chairman of the National Commission on Financial Institution Reform, Recovery and Enforcement. Prior to serving as Secretary of the Treasury, Mr. Snow served on various corporate and nonprofit boards, including the American Enterprise Institute and Johns Hopkins University. He previously served as a member of USX Corporation’s Board of Directors from March 1995 through December 2001.

Thomas J. Usher	Director since 1991	Age 64
Non-executive Chairman of the Board, Marathon Oil Corporation

Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined United States Steel Corporation (‘‘U.S. Steel’’) (later renamed USX Corporation) in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at U.S. Steel’s South and Gary Works. Mr. Usher was elected Executive Vice President-Heavy Products in 1986, President-U.S. Steel Group and director of USX in 1991, President and Chief Operating Officer of USX in 1994 and Chairman of the Board and Chief Executive Officer effective July 1, 1995. He retired from United States Steel Corporation as Chief Executive Officer in September 2004, and as non-executive Chairman of the Board on February 1, 2006. Mr. Usher is a director of H. J. Heinz Co., The PNC Financial Services Group, Inc., and PPG Industries, Inc. He is a trustee of the University of Pittsburgh, and a director of the Extra Mile Education Foundation and the Boy Scouts of America. Mr. Usher is a member of The Business Council.

Continuing Directors
Terms Expire 2008

Shirley Ann Jackson	Director since 2000	Age 60
President, Rensselaer Polytechnic Institute

Dr. Jackson received a BS degree in physics in 1968, and a Ph.D. in theoretical elementary particle physics in 1973, from the Massachusetts Institute of Technology. She was a research associate at the Fermi National Accelerator Laboratory, a visiting scientist at the European Center for Nuclear Research and, from 1976 to 1991, a theoretical physicist at the former AT&T Bell Laboratories. Dr. Jackson was a professor of theoretical physics at Rutgers University from 1991 to 1995. She was Chairman of the U.S. Nuclear Regulatory Commission from 1995 to 1999. Dr. Jackson was named President of Rensselaer Polytechnic Institute in 1999. She is a director of FedEx Corporation, International Business Machines Corporation, Medtronic, Inc., and Public Service Enterprise Group Incorporated. Dr. Jackson is also a director of NYSE Group, Inc. and is chairman of NYSE Regulation, Inc. She is a member of the Board of Regents of the Smithsonian Institution, a member of the MIT Corporation, and a Trustee of Georgetown University, The Brookings Institution, and the Emma Willard School. Dr. Jackson holds 40 honorary degrees, was awarded the New Jersey Governor’s Award in Science in 1993, was inducted into the National Women’s Hall of Fame in 1998, and named a fellow of the Association for Women in Science in 2004. In 2005, she chaired the American Association for the Advancement of Science. Dr. Jackson is a member of the National Academy of Engineering, a fellow of the American Academy of Arts and Science and of the American Physical Society, and is a member of the Council on Foreign Relations.

Philip Lader	Director since 2002	Age 60
Non-executive Chairman of WPP Group plc

Ambassador Lader received a Bachelor’s degree from Duke University (Phi Beta Kappa), a master’s degree from the University of Michigan and a juris doctor degree from Harvard Law School, with subsequent graduate studies in law at Oxford University. Awarded honorary doctorates by 14 universities and colleges, he served as U.S. Ambassador to the Court of St. James’s from 1997 through 2001 and was White House Deputy Chief of Staff, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration. Formerly President of Sea Pines Company and Executive Vice President of Sir James Goldsmith’s U.S. holding company, he currently is non-executive Chairman of WPP Group plc, the global advertising/communications services company, which includes J. Walter Thompson, Ogilvy & Mather, and Young & Rubicam. Ambassador Lader is also Senior Advisor to Morgan Stanley, and a partner in the law firm of Nelson, Mullins, Riley & Scarborough. He also serves on the Boards of Directors of RAND and AES Corporations, Songbird Estates plc (Canary Wharf) and Lloyd’s (of London), and is a Trustee of the Smithsonian Museum of American History and St. Paul’s Cathedral.

Seth E. Schofield	Director since 1994	Age 67
Retired Chairman and Chief Executive Officer, USAir Group

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of United States Steel Corporation and Calgon Carbon Corp. He also is a member of the Advisory Board and Investment Committee of Desai Capital Management.

Douglas C. Yearley	Director since 1992	Age 71
Chairman Emeritus, Phelps Dodge Corporation

Mr. Yearley graduated from Cornell University with a Bachelor’s degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 in project development. He held several key positions before being elected Executive Vice President and a director in 1987, Chairman and Chief Executive Officer in 1989 and President in 1991. He retired in May 2000. He is a director of United States Steel Corporation, Lockheed Martin Corporation, and Heidrick & Struggles International, Inc.

Continuing Directors
Terms Expire 2009

Clarence P. Cazalot, Jr.	Director since 2000	Age 56
President and Chief Executive Officer, Marathon Oil Corporation

Mr. Cazalot graduated from Louisiana State University in 1972 with a BS degree in geology, and joined Texaco Inc. that same year as a geophysicist. After holding a number of increasingly responsible management positions, Mr. Cazalot was elected a Vice President of Texaco Inc. and President of Texaco’s Latin America/West Africa Division in 1992. In 1994, he was named President of Texaco Exploration and Production Inc. Mr. Cazalot was appointed President of Texaco International Marketing and Manufacturing in 1997, and in 1998 he was named President - International Production and Chairman of London-based Texaco Ltd. He was elected President of Texaco’s worldwide production operations in 1999. Mr. Cazalot joined USX Corporation as Vice Chairman and Marathon Oil Company as President in March 2000. Effective upon the separation of USX’s steel and energy businesses on January 1, 2002, Mr. Cazalot was named President and Chief Executive Officer of Marathon Oil Corporation. Mr. Cazalot serves on the Boards of Directors of Baker Hughes Incorporated, the US-Saudi Arabian Business Council, the American Petroleum Institute and the Greater Houston Partnership. He is a member of The Business Council.

David A. Daberko	Director since 2002	Age 61
Chairman of the Board and Chief Executive Officer, National City Corporation

Mr. Daberko graduated from Denison University with a BA degree and from Case Western Reserve University with an MBA. He joined National City Bank in 1968 as a management trainee and held a number of management positions within the company. In 1985, he led the assimilation of the former BancOhio National Bank into National City Bank, Columbus. In 1987, Mr. Daberko was elected Deputy Chairman of the corporation and President of National City Bank in Cleveland. He served as President and Chief Operating Officer from 1993 until 1995 when he was named Chairman and Chief Executive Officer. Mr. Daberko is a director of OMNOVA Solutions, Inc. He is a trustee of Case Western Reserve University, University Hospitals Health System, Hawken School, and the Greater Cleveland Partnership.

William L. Davis	Director since 2002	Age 63
Retired Chairman, President and Chief Executive Officer, R.R. Donnelley & Sons Company

Mr. Davis graduated from Princeton University in 1965 with a BA degree. From 1977 through 1997 he held a variety of positions with Emerson Electric Company, including the position of President of two of its subsidiaries, Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group and the Process Control Group. Mr. Davis joined R.R. Donnelley & Sons Company in 1997 as the Chairman and Chief Executive Officer. In 2001, he accepted the responsibility as President of the company. Mr. Davis retired as Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company in February 2004. He is a director of Air Products and Chemicals, Inc. Mr. Davis is also Past Chairman of the Board of Evanston Northwestern Healthcare and a former director of Mallinckrodt. Mr. Davis is a trustee of Northwestern University.

Proposal No. 2

Ratification of Independent Auditor for 2007

The Audit Committee has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditor to audit the Company’s books and accounts for the year ending December 31, 2007. PricewaterhouseCoopers served as our independent auditor in 2006 and for many years prior thereto. While the Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of PricewaterhouseCoopers as our independent auditor for 2007. If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

We expect representatives of PricewaterhouseCoopers to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2007.

Proposal No. 3

Approval of 2007 Incentive Compensation Plan

On February 28, 2007, our Board of Directors approved the 2007 Incentive Compensation Plan (the “Plan”) and its submission to the stockholders for their approval. The Plan is intended to reward participants by providing cash benefits and opportunities to acquire our common stock.  The Plan is designed to attract and retain officers, employees and directors, to strengthen the alignment of their interests with stockholder interests, and to reward outstanding contributions to our development and financial success.

The Plan is intended to replace, on a prospective basis, our 2003 Incentive Compensation Plan (the “2003 Plan”). Although a sufficient number of shares remain available for grant under the 2003 Plan, our Board of Directors believes it is appropriate to propose a replacement Plan at this time in order to optimize the Company’s tax deduction under Section 162(m) of the Internal Revenue Code, which requires periodic stockholder approval of incentive compensation plans. If the new Plan is approved by the stockholders, all granting authority under the 2003 Plan will be revoked and no new grants will be made from the 2003 Plan following the date of stockholder approval.

The Plan authorizes the granting of awards of shares of our common stock in any combination of the following:

•      stock options, including incentive stock options and non-qualified stock options;

•      stock appreciation rights (“SARs”);

•      stock awards, restricted stock awards and other awards denominated or paid in common stock;

•      restricted stock units (which may include dividend equivalents);

•      cash awards; and

•      performance awards.

The following summary of our 2007 Incentive Compensation Plan is qualified by reference to the full text of the Plan, which is attached as Appendix I to this proxy statement. The Plan is not tax-qualified under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Eligibility

Employees eligible for awards under the Plan are employees of our company and subsidiaries who are selected by the committee appointed by our Board of Directors to administer the Plan.  All of our non-employee directors are also eligible for awards under the Plan.

Authorized Shares and Limits

Subject to stockholder approval, we have reserved a total of [          ] shares of our common stock for issuance in connection with the Plan. No more than [          ] shares may be used for awards other than stock options or SARs. The number of shares authorized to be issued under the Plan, as well as individual limits and exercise prices, are subject to adjustment for stock dividends, stock splits, recapitalizations, mergers, or similar corporate events.

The following limitations apply to any awards made under the Plan:

•      no employee may be granted, during any calendar year, stock options or SARs that are exercisable for or relate to more than 3,000,000 shares of common stock;

•       no employee may be granted, during any calendar year, stock awards or restricted stock unit awards covering or relating to more than 1,000,000 shares of common stock; and

•      no employee may be granted performance awards consisting of cash for any calendar year having a value determined on the date of grant in excess of $20,000,000.

Historical Burn Rates

Our burn rate represents the number of equity awards granted in a given year relative to common shares outstanding. Our burn rates for 2006, 2005 and 2004 were 0.79%, 0.95% and 0.88%, respectively. Our three-year average burn rate of 0.87% is below average for our industry.

Potential Dilution

The maximum number of shares that may be issued under the Plan represents approximately  [     ] percent of the total number of shares of our common stock outstanding on [                ], 2007 [, excluding treasury shares]. The closing price per share of our common stock on [                ], 2007 as reported on the New York Stock Exchange was $[      ].

Administration of the Plan

Our Board of Directors will designate an independent committee to determine the types of employee awards made under the Plan and to designate the employees who are to be the recipients of the awards. The committee will administer the Plan with respect to employee awards. The committee has full and exclusive power to administer and interpret the Plan. The committee may adopt guidelines for administering the Plan as it deems necessary or proper.

The committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award. Any decision of the committee in the interpretation and administration of the Plan is within its sole and absolute discretion and is final, conclusive, and binding on all parties concerned.

The committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of, or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the Plan or in any award, or otherwise amend or modify any award in a manner that either is not adverse to the participant or is consented to by the participant.

With respect to director awards, our Board of Directors determines the types of director awards made under the Plan, and has the same powers, duties and authority as the committee has with respect to employee awards.

The committee and our Board of Directors may delegate to our Chief Executive Officer and other senior officers their authority under the Plan. Either may engage third-party administrators to carry out administrative functions under the Plan.

Awards that are stock options or SARs may not be repriced, replaced, or regranted through cancellation or modified without stockholder approval (except if in connection with a change in our capitalization) if the effect would be to reduce the underlying grant price.

Employee Award Terms

All awards to employees under the Plan are subject to the terms, conditions, and limitations as determined by the committee. Awards may be made in combination with, in replacement of, or as alternatives to, grants under the Plan or other plans of our company or subsidiaries, including plans of an acquired entity.

A stock option granted to an employee under the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Internal Revenue Code or a non-qualified stock option that does not comply with those requirements. Incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the Plan that apply only on specified corporate events, the exercise price of an option granted under the Plan may not be decreased. The term of a stock option may not extend more than ten years after the date of grant.

A stock appreciation right may be granted under the Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The exercise price of an SAR may not be less than the fair market value of the common stock on the date of grant and its term shall extend no more than ten years from the date of grant.

Stock awards consist of restricted and non-restricted grants of common stock. Rights to dividends may be extended to and made part of any stock award at the discretion of the committee. The committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments. Subject to earlier vesting upon death, disability or change in control, stock awards settled in stock that are not performance-based will vest over a minimum period of three years, and stock awards settled in stock that are performance-based will vest over a minimum period of one year.

Restricted stock unit awards consist of awards of units denominated in common stock. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of the committee. The committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments. Subject to earlier vesting upon death, disability or change in control, restricted stock unit awards settled in stock that are not performance-based will vest over a minimum period of three years, and restricted stock unit awards settled in stock that are performance-based will vest over a minimum period of one year.

Cash awards consist of grants denominated in cash, which may be paid in cash or common stock.

Performance awards consist of grants made subject to the attainment of one or more performance goals and may be intended to meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The goals intended to satisfy Section 162(m) of the Internal Revenue Code must be established by the committee prior to the earlier of:

•      90 days after the commencement of the period of service to which the performance goals relate, and

•      the lapse of 25% of the period of service.

A performance goal intended to meet the requirements of Section 162(m) of the Internal Revenue Code may be based upon one or more business criteria that apply to the employee, one or more business units of the company, or the company as a whole, and may include any of the following: stock price measures (including but not limited to growth measures and total stockholder return); earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); economic value added (“EVA”); net income measures (including but not limited to income after capital costs and income before or after taxes); operating income; cash flow measures; return measures (including but not limited to return on capital employed); operating measures (including but not limited to refinery throughput, oil and gas reserves, and production); expense targets (including but not limited to finding and development costs and general and administrative expenses); margins; reserve replacement ratio, reserve additions, or other reserve level measures; refined product measures; and corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety). Prior to the payment of any performance award based on the achievement of performance goals pursuant to Section 162(m) of the Internal Revenue Code, the committee must certify in writing that the applicable performance goals and any material terms were, in fact, satisfied.

Non-Employee Director Award Terms

All awards to our non-employee directors under the Plan are subject to the terms, conditions, and limitations as determined by our Board of Directors. Awards may be made in combination with, in replacement of, or as alternatives to, grants under the Plan or other plans of our company or subsidiaries, including plans of an acquired entity.

A stock option granted to a director under the Plan may consist of a non-qualified stock option that does not comply with the requirements of Section 422 of the Internal Revenue Code. Non-qualified stock options must have an exercise price per share that is not less than the fair market value of the common stock on the date of grant and, subject to certain adjustment provisions of the Plan that apply only on specified corporate events, the exercise price of an option granted under the Plan may not be decreased. The term of a stock option may not extend more than ten years after the date of grant.

A stock appreciation right may be granted under the Plan with respect to all or a portion of the shares of common stock subject to a stock option or may be granted separately. The exercise price of an SAR may not be less than the fair market value of the common stock on the date of grant and its term shall extend no more than ten years from the date of grant.

Stock awards consist of restricted and non-restricted grants of common stock. Rights to dividends may be extended to and made part of any stock award at the discretion of our Board of Directors. Our Board of Directors may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments.

Restricted stock unit awards consist of awards of units denominated in common stock. Rights to dividend equivalents may be extended to and made part of any restricted stock unit award at the discretion of our Board of Directors. Our Board of Directors may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments.

Performance awards consist of grants made subject to the attainment of one or more performance goals. Performance awards to non-employee directors will not meet the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. Our Board of Directors determines the terms, conditions, limitations and performance goals with respect to performance awards to our non-employee directors.

Amendment of the Plan

The committee may amend or terminate the Plan in response to any legal requirements or for any other purpose permitted by law; provided, however, that our Board of Directors must approve such committee action, no amendment that would adversely affect the rights of a participant may be made without the consent of the participant, and no amendment may be effective prior to its approval by the stockholders of the Company if legally required. Notwithstanding the foregoing, an award may be modified to meet the requirements of Section 409A of the Internal Revenue Code, and a participant is deemed to have consented to any such modification. We intend to make awards under the Plan that comply with the requirements of Section 409A of the Internal Revenue Code.

Federal Income Tax Consequences of the Plan

The following is a discussion of material U.S. federal income tax consequences to participants in the Plan, based on the law as in effect on the date of this proxy statement. This discussion is limited, and does not cover state, local, or foreign tax treatment of participation in the Plan. Differences in participants’ financial situations may cause tax consequences of participation in the Plan to vary.

Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR.  Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income. In the case of employees, the ordinary income is subject to tax withholding by the Company, in an amount equal to the excess of the amount of cash and the fair market value of the common stock received on the date of exercise over the exercise price, if any, paid.  The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of the shares on the date of exercise. Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause the employee to incur alternative minimum tax. The payment of any alternative minimum tax due to the exercise of an incentive stock option is allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received upon exercise of an incentive stock option that has been held for the requisite holding period (generally one year from the date of exercise and two years from the date of grant), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option, or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party, exceeds the exercise price paid by the employee for the stock.  The employee will also recognize capital gain, or, depending on the holding period, additional ordinary income, to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition, in the case of an arm’s-length disposition to an unrelated party, the excess would ordinarily be a capital loss.

We are generally not entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes a disqualifying disposition, we will generally be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee.

An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time the cash is otherwise made available for the employee to draw upon it.

A participant will not have taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of a stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award or performance award in an amount equal to the fair market value of the common stock when the stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when the stock is received.

An employee will be subject to tax withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income with respect to common stock or cash received pursuant to a cash award, performance award, stock award, or stock unit award. Dividends that are received by a participant prior to the time that the common stock is taxed to the participant are taxed as additional compensation, not as dividend income. A participant’s tax basis in the common stock received will equal the amount recognized by the participant as compensation income, and the participant’s holding period in the shares will commence on the date income is recognized.

Generally, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Plan permits the committee to structure grants and awards made under the Plan to “covered employees” as performance-based compensation that is exempt from the limitations of Section 162(m). However, the committee may award compensation that is or may become non-deductible, and expects to consider whether it believes the grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Awards Under the Plan

Subject to stockholder approval of the Plan, the Committee established a performance unit program under the Plan for officers for the 2007-2009 performance cycle. Under the program, officers may receive performance units valued between $0 and $2.00. The value of each performance unit is tied to our three-year total stockholder return (“TSR”) as compared to the three-year TSR for each of the companies that are members of the XOI on the last day of the performance period. Actual grants under the 2007-2009 performance unit program will be made following stockholder approval of the Plan, if such approval is obtained.

Subject to and commencing upon stockholder approval of the Plan, each non-employee director will receive an annual non-retainer grant of common stock units valued at $125,000 under the Plan.

All other awards under the Plan will be granted at the discretion of the Board or the Committee, as appropriate. Therefore, the total benefits that will be received by any particular person or group under the Plan are not determinable at this time.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2007 INCENTIVE COMPENSATION PLAN

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, with respect to shares of Marathon’s common stock that may be issued under Marathon’s existing equity compensation plans which are as follows:

•      2003 Incentive Compensation Plan (the “2003 Plan”) – Following approval of the 2007 Plan, no additional awards will be granted under this plan.

•      1990 Stock Plan – No additional awards will be granted under this plan.

•      Deferred Compensation Plan for Non-Employee Directors – No additional awards will be granted under this plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	5,911,129	(1)	$49.43	11,772,534	(2)
Equity compensation plans not approved by stockholders (3)	57,243		n/a	0
Total	5,968,372			11,722,534	(2)

(1)	This number includes the following:

	5,076,185	stock options and SARs outstanding under the 2003 Plan.

	419,310	stock options and SARs outstanding under the 1990 Stock Plan.

237,000

performance shares granted to officers under the 2003 Plan but not yet issued as of December 31, 2006. The number of shares, if any, to be issued will be determined based on a formula that measures Marathon’s total stockholder return over the applicable performance period relative to the total stockholder return of our industry peers.

68,366

phantom shares that have been credited to non-employee directors pursuant to the non-employee director deferred compensation program and the annual director stock award program established under the 2003 Plan. When a non-employee director leaves the Board, he or she will be issued actual shares of Marathon common stock in place of the phantom shares.

	110,268	restricted stock phantom units granted to non-officers under the 2003 Plan and outstanding as of December 31, 2006.

The weighted-average exercise price shown in column (b) does not take the officer performance shares, the phantom shares or restricted stock units into account since these awards have no exercise price.

In addition to the awards reported in the table, 510,228 shares of restricted stock and 237,000 performance shares were issued and outstanding as of December 31, 2006, but subject to forfeiture restrictions under the 2003 Plan.

(2)

This number reflects the shares available for issuance under the 2003 Plan. No more than 6,792,764 of these shares may be issued for awards other than stock options or stock appreciation rights. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance.

(3)

This row reflects awards made to non-employee directors under the Deferred Compensation Plan for Non-Employee Directors prior to April 30, 2003. When a non-employee director leaves the Board, he or she will be issued actual shares of Marathon common stock in place of the phantom shares.

As of January 31, 2007, the number of securities to be issued upon exercise of outstanding options, warrants and rights was 5,710,816, including 5,653,573 securities under stockholder-approved plans and 57,243 securities under non-stockholder approved plans.  The weighted-average exercise price of outstanding options, warrants and rights was $49.50.  The number of securities remaining available for issuance under the equity compensation plans as of January 31, 2007, was 11,921,500.  As noted above, following approval of the 2007 Incentive Compensation Plan no additional awards will be granted under the existing plans.

Non-Stockholder Approved Plans

Deferred Compensation Plan for Non-Employee Directors - Marathon’s authority to make equity grants under this plan was terminated effective as of April 30, 2003. Under the Deferred Compensation Plan for Non-Employee Directors, all non-employee directors of Marathon were required to defer half of their annual retainers in the form of common stock units. On the date the retainer would have otherwise been payable to the non-employee director, Marathon credited an unfunded bookkeeping account for each non-employee director with a number of common stock units equal to half of his or her annual retainer divided by the fair market value of Marathon’s common stock. The ongoing value of each common stock unit equals the market price of Marathon’s common stock. When the non-employee director leaves the Board, he or she is issued actual shares of common stock equal to the number of common stock units in his or her account at that time.

Proposal No. 4

Amend our Restated Certificate of Incorporation and By-laws to Eliminate the Supermajority Vote Provision

At our 2006 annual stockholder meeting, a stockholder proposal was submitted to a vote of the stockholders asking the Board of Directors to take each step necessary for a simple majority vote to apply on each issue that can be the subject of a stockholder vote to the greatest extent possible. The stockholders approved this proposal by a majority of the shares of common stock outstanding.

The Company’s governing documents contain only one supermajority voting provision. Our Restated Certificate of Incorporation and by-laws require the affirmative vote of two-thirds of the outstanding shares of stock and entitled to vote to adopt, amend and repeal the Company’s by-laws at any regular or special meeting of stockholders. There are no other supermajority voting provisions in our governing documents.

Our Corporate Governance and Nominating Committee and the Board of Directors has carefully considered the advantages and disadvantages of maintaining this supermajority voting requirement, and in the past concluded that the greater-than-majority vote requirement for amendments to the by-laws helped to assure that carefully considered corporate governance rules were not replaced without consensus of a substantial majority of stockholders. This year, based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that it is an appropriate time to propose amendments to our Restated Certificate of Incorporation and by-laws to eliminate the supermajority vote provision of stockholders to amend the Company’s by-laws.

The Board of Directors has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of an amendment to Article Eighth of our Restated Certificate of Incorporation to provide that stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon. Our Board also unanimously adopted a corresponding resolution to amend the by-laws to provide for a majority vote by stockholders to apply to amendments to the by-laws. This amendment to the by-laws will be effective if the stockholders approve the foregoing amendment to the Restated Certificate of Incorporation.

The specific amendments to Article Eighth of our Restated Certificate of Incorporation are proposed as follows:

The second paragraph of Article Eighth is proposed to be deleted in its entirety.  This paragraph currently provides that:

Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of two-thirds of the shares outstanding and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

The following paragraph is proposed to be the new second paragraph of Article Eighth:

Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

The specific amendments to the Article Six of the Company’s by-laws are proposed as follows:

The second paragraph of Section 6.1 is proposed to be deleted in its entirety. This paragraph provides that:

Stockholders may adopt, amend and repeal the By-laws at any regular or special meeting of the stockholders by an affirmative vote of holders of outstanding shares of the capital stock of the Corporation having two-thirds of the votes entitled to be cast thereon, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of the meeting.

The following paragraph is proposed to be the new second paragraph of Section 6.1:

Stockholders may adopt, amend and repeal the By-laws at any regular or special meeting of the stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the By-laws in whole or in part shall have been included in the notice of the meeting.

If approved, the amendment to our Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting. The amendment to our by-laws will be effective at this same time.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Proposal No. 5

Amend our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

Based on the recommendation of the Committee of Financial Policy, the Board of Directors has determined that it is an appropriate time to propose amendments to our Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 576 million to 1,126 million and to increase the number of authorized shares of common stock from 550 million to 1,100 million.

Under our Restated Certificate of Incorporation, the total number of shares of capital stock which the Company has the authority to issue is 576 million. Of these authorized shares, common stock comprises 550 million shares and preferred stock comprises 26 million shares. As of December 31, 2006, the number of common shares outstanding was approximately 348 million and 20 million shares of common stock were held in treasury. There are no outstanding shares of preferred stock and the proposed amendment would not increase the authorized number of preferred shares.

The Board of Directors believes that it is advisable and in the best interests of the Company’s stockholders to increase the number of authorized shares of common stock to provide a sufficient reserve of shares for future business and financial needs of the Company. These additional authorized shares would provide the Company greater flexibility in the consideration of future stock dividends or stock splits, sales of common stock or convertible securities to enhance capital and liquidity, possible future acquisitions, and other corporate purposes. Because a two-for-one stock split would have the effect of doubling the issued and outstanding shares of common stock, doubling the common share capital from 550 million shares to 1,100 million shares is appropriate to provide for these requirements. Existing holders of shares of common stock would have no preemptive rights under our Restated Certificate of Incorporation to purchase any additional shares of common stock issued by the Company. It is possible that additional shares of common stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.

The Board of Directors has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of an amendment to Article Fourth of our Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 576 million to 1,126 million and to increase the number of authorized shares of common stock from 550 million to 1,100 million.

The specific amendments to Article Fourth are proposed as follows:

The first paragraph of Article Fourth is proposed to be deleted in its entirety.  This paragraph currently provides that:

Fourth:  The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred and Seventy Six Million (576,000,000), of which Five Hundred and Fifty Million (550,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Twenty Six Million (26,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called “Preferred Stock”).

The following paragraph is proposed to be the new first paragraph of Article Fourth:

Fourth:  The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion One Hundred Twenty Six Million (1,126,000,000), of which One Billion One Hundred Million (1,100,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Twenty Six Million (26,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called “Preferred Stock”).

If approved, this amendment will become effective upon the filing of a certificate of amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would do promptly after the annual meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence

Independent Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) for the years ended December 31, 2006 and 2005 were:

	2006	2005
	(in 000’s)	(in 000’s)
Audit(1)	$ [ ]	$9,033

Audit-Related	[ ]	329

Tax

Tax Compliance	[ ]	42

Other Tax	[ ]	178

All Other	[ ]	8

Total(2)	$ [ ]	$9,590

(1)	This amount includes $[ ] million and $4.0 million for the internal control assessment required by Section 404 of the Sarbanes-Oxley Act of 2002 in 2006 and 2005, respectively.

(2)

The Audit Committee adopted the Audit Committee Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services. This policy is attached as Appendix I to this proxy statement. Commencing with 2003, the Audit Committee pre-approved all the fees and services included within the scope of this policy. The Audit Committee did not utilize the de minimus exception in 2006 or 2005.

The Audit fees for the years ended December 31, 2006 and 2005 were for professional services rendered for the audit of the consolidated financial statements and audit of internal control over financial reporting of the Company, statutory and regulatory audits, issuance of comfort letters, consents, and assistance with and review of documents filed with the SEC.

The Audit-Related fees for the years ended December 31, 2006 and 2005 were for assurance and related services related to employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

The Tax fees for the years ended December 31, 2006 and 2005 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits and appeals, preparation of individual income tax returns for expatriates and requests for rulings or technical advice from tax authorities.

The All Other fees for the years ended December 31, 2006 and 2005 were for services rendered for accounting research software licenses.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known to Marathon to beneficially own five percent or more of the common stock of Marathon:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	35,022,610	(1)	10.00	%(1)
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	29,816,370	(2)	8.48	%(2)

(1)

Based on Schedule 13G dated February 7, 2007 (filed: February 12, 2007) which indicates that Capital Research and Management Company had sole voting power over 9,640,000 shares, shared voting power over no shares, sole dispositive power over 35,022,610 shares and shared dispositive power over no shares.

(2)

Based on Schedule 13G dated January 31, 2007 (filed: January 23, 2007) which indicates that Barclays Global Investors, NA is the beneficial owner of shares and had sole voting power over 26,274,586 shares, shared voting power over no shares, sole dispositive power over 29,816,370 shares, and shared dispositive power over no shares. According to such Schedule 13G, (i) Barclays Global Investors, NA is the beneficial owner of 22,859,547 shares and has sole voting power over 19,319,796 shares, shared voting power over no shares, sole dispositive power over 22,859,547 shares, and shared dispositive power over no shares, (ii) Barclays Global Fund Advisors is the beneficial owner of 2,417,416 shares and has sole voting power over 2,415,383 shares, shared voting power over no shares, sole dispositive power over 2,417,416 shares, and shared dispositive power over no shares, (iii) Barclays Global Investors, Ltd. is the beneficial owner of 3,208,627 shares and has sole voting power over 3,208,627 shares, shared voting power over no shares, sole dispositive power over 3,208,627 shares, and shared dispositive power over no shares, (iv) Barclays Global Investors Japan Trust and Banking Company Limited is the beneficial owner of 408,068 shares and has sole voting power over 408,068 shares, shared voting power over no shares, sole dispositive power over 408,068 shares, and shared dispositive power over no shares, (v) Barclays Global Investors Japan Limited is the beneficial owner of 922,712 and has sole voting power over 922,712, shared voting power over no shares, sole dispositive power over 922,712 shares, and shared dispositive power over no shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Based solely on the Company’s review of the reporting forms and written representations provided to the Company from the individuals required to file reports, the Company believes that each of its executive officers and directors has complied with the applicable reporting requirements for transactions in the Company’s securities during the fiscal year ended December 31, 2006, except for Michael K. Stewart who filed one Form 4 report two days late relating to shares-for-tax withholding for a vesting of restricted stock granted to Mr. Stewart prior to his election as an executive officer of the Company.

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple Marathon Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple Marathon stockholders who share your address, then only one proxy statement is being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at (713) 629-6600 (please ask for Investor Relations) or write to us at Marathon Oil Corporation, Investor Relations Office, P.O. Box 3128, Houston, Texas, 77210-3128. Stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy by calling us at the above number or writing to us at the above address.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

William F. Schwind, Jr.
Secretary

March [   ], 2007

Marathon Oil Corporation 5555 San Felipe Road Houston, TX 77056